EX-99

    BestNet Communications Corporation Reconvenes Annual Shareholder Meeting

     GRAND RAPIDS, Mich.--(PR Newswire)--October 2, 2003-BestNet Communications Corporation (OTCBB: BESC - News), a provider of patented internet-based communication solutions, will reconvene its Annual Shareholder Meeting on Monday October 6, 2003 at 12:00 am local time at its corporate headquarters located at 5075 Cascade Rd. SE, Suite A. Grand Rapids, MI 49546.

                                  About BestNet

     BestNet Communications is an Internet-based provider of long distance, conference calling, ClicktoPhone(TM) and e-commerce communication services. BestNet's services are accessed via the Internet and delivered using standard phone lines. This results in a cost effective high quality service for both businesses and consumers.

     Under the brand name Bestnetcall(TM) (WWW.BESTNETCALL.COM) the patented service offers clients premium quality calls and conference calling, at significantly lower rates. Calls and conference calls can be launched by web based and desktop applications or handheld devices including Palm(TM), Pocket PC(R) and Blackberry(TM) and used with any standard or wireless phone. In addition the company's new ClicktoPhone(TM) service (WWW.CLICKTOPHONE.COM) enables clients to add secure and anonymous voice communication connectivity anywhere in the world to web sites, web banners, pictures, electronic documents and customized e-mail calling buttons.

Contact BestNet at:  INVESTORS@BESTNETCOM.COM


This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives. The forward-looking statements herein are based on current expectations that involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond control of the company. Although the company believes that the assumptions underlying the forward-looking statements are reasonable, any one of the assumptions could be inaccurate and, therefore, can be no assurance that the forward-looking statements included in this release will prove to be accurate.